SECURITY EQUITY FUND
                               INSTITUTIONAL CLASS
                             DISTRIBUTION AGREEMENT

THIS  AGREEMENT,  made this 8th day of February 2008,  between  Security  Equity
Fund, a Kansas corporation ("Company"), on behalf of Security Global Institutional Fund, Security Mid Cap Value Institutional Fund and Security Small Cap Value Fund (the "Funds"), and Security Distributors, Inc., a Kansas corporation (the "Distributor").

                                   WITNESSETH:

WHEREAS, the Company is engaged in business as an open-end, management investment company registered under the federal Investment Company Act of 1940 (the "1940 Act");

WHEREAS, the Distributor is willing to act as principal underwriter for the Company to offer for sale, sell and deliver after sale, the Institutional Shares of each of the Funds (the "Institutional Class Shares") on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1. Employment of Distributor. The Company hereby employs the Distributor to act as principal underwriter for the Company with respect to the Funds' Institutional Class Shares and hereby agrees that during the term of this Agreement, and any renewal or extension thereof, or until any prior termination thereof, the Distributor shall have the exclusive right to offer for sale and to distribute any and all of the Institutional Class Shares issued or to be issued by the Company. The Distributor hereby accepts  such  employment  and  agrees  to act as the  distributor  of the
      Institutional Class Shares issued or to be issued by the Company during the period this Agreement is in effect and agrees during such period to offer for sale such Institutional Class Shares as long as such Institutional Class Shares remain available for sale by the Funds, unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation. The rights granted to the Distributor shall be nonexclusive in that the Company reserves the right to sell its shares to investors on the basis of applications received and accepted by the Company or its agent or in connection with the merger or consolidation of any of the Funds. It is recognized by the Company that the Funds' investment adviser and/or its affiliates may use or allocate their past profits and other resources to the Distributor in order to cover expenses incurred in the distribution of Institutional Class Shares of the Funds.

2. Offering Price. Prior to the issuance of any Institutional Class Shares by the Funds pursuant to any subscription tendered by or through the Distributor and confirmed for sale to or through the Distributor, the Distributor shall pay or cause to be paid to the custodian of the applicable Fund(s) in cash, an amount equal to the net asset value of such Institutional Class Shares at the time of acceptance of each such subscription and confirmation by the Company of the sale of such Institutional Class Shares. All

      Institutional Class Shares shall be sold to the public only at their public offering price at the time of such sale, and the Funds shall receive not less than the full net asset value thereof. The Company reserves the right to suspend the sale and issuance of Institutional Class Shares at any time.

3. Allocation of Expenses and Charges. While this Agreement is in effect, the Funds shall pay all costs and expenses in connection with the registration of their respective Institutional Class Shares under the Securities Act of 1933 (the "1933 Act"), including all expenses in connection with the preparation and printing of any registration statement documents
      (including prospectuses and statements of additional information) necessary for registration thereunder but excluding any additional costs and expenses incurred in furnishing the Distributor with prospectuses. The Funds will pay all costs and expenses of printing and mailing prospectuses, statements of additional information, reports and periodic statements to their respective existing Institutional Class shareholders. The Funds also will pay all costs, expenses and fees incurred in connection with the qualification of their respective Institutional Class Shares under the applicable Blue Sky laws of the states in which the Institutional Class Shares are offered.

      While this Agreement is in effect, the Distributor will pay or reimburse the Funds for:

      (a) All costs and expenses of printing and mailing prospectuses to prospective Institutional Class shareholders and confirmations, and all costs and expenses of preparing, printing and mailing advertising material, sales literature, circulars, applications, and other materials used or to be used in connection with the offering for sale and the sale of their respective Institutional Class Shares; and

      (b) All clerical and administrative costs in processing the applications for and in connection with the distribution of Institutional Class Shares.

      The Distributor agrees to submit to the Company for its prior approval all advertising material, sales literature, circulars and any other material which the Distributor proposes to use in connection with the offering for sale of Institutional Class Shares.

4. Redemption of Institutional Class Shares. The Distributor, as agent of and for the account of the Funds, may redeem Institutional Class Shares of the Funds offered for resale to it at the net asset value of such Institutional Class Shares (determined as provided in the then-current registration statement of the Funds). To the extent authorized under applicable law, including the 1940 Act, whenever the officers of the Company deem it advisable for the protection of the shareholders of the Funds, they may suspend or cancel such authority.

5. Distributor May Act as Broker and Receive Commissions. Notwithstanding any other provisions of this Agreement, it is understood and agreed that the Distributor may act as a broker, on behalf of the Funds, in the purchase and sale of securities provided that any such transactions and any commission paid in connection therewith shall comply in every respect with the requirements of the 1940 Act and in particular with Section 17(e) of that

      Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The Distributor will not, or cause the Funds to direct remuneration from commissions by the Funds for portfolio securities transactions to a broker or dealer for promoting or selling shares of the Funds.

6. Agreements Subject to Applicable Law and Regulations. The parties hereto agree that all provisions of this Agreement will be performed in strict accordance with the requirements of: the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934, the rules and regulations of the U.S. Securities and Exchange Commission under said statutes, applicable state Blue Sky laws and the rules and regulations thereunder, the rules of the Financial Industry Regulatory Authority and the Articles of Incorporation and Bylaws of the Company.

7. Duration and Termination of Agreement. For each Fund to which it applies, this Agreement shall become effective upon its execution, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year thereafter, provided that such continuance for each successive year is specifically approved annually by either the Board of Directors or by the vote of a majority of the outstanding voting securities of the Institutional Class shares of the Funds and, in either event, by the vote of a majority of the directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting upon such approval. As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

      This Agreement may be terminated at any time without the payment of any penalty by the Company by giving the Distributor at least sixty (60) days' previous written notice of such intention to terminate. This Agreement may be terminated by the Distributor at any time by giving the Company at least sixty (60) days' previous written notice of such intention to terminate.

      This  Agreement  shall  terminate   automatically  in  the  event  of  its
      assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

8. Construction of Agreement. No provision of this Agreement is intended to or shall be construed as protecting the Distributor against any liability to the Company or the Funds or to the Funds' shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or reckless disregard of its duties hereunder.

      Terms or words used in the Agreement, which also occur in the Articles of Incorporation or Bylaws of the Company, shall have the same meaning herein as given to such terms or words in the Articles of Incorporation or Bylaws of the Company.

9. Distributor an Independent Contractor. The Distributor shall be deemed to be an independent contractor and, except as expressly provided or authorized by the Company, shall have no authority to act for or represent the Company.

10. Notice. Any notice required or permitted to be given hereunder to either of the parties hereto shall be deemed to have been given if mailed by certified mail in a postage-prepaid envelope addressed to the respective party as follows, unless any such party has notified the other party hereto that notices thereafter intended for such party shall be mailed to some other address, in which event notices thereafter shall be addressed to such party at the address designated in such request:

                     Security Equity Fund
                     One Security Benefit Place
                     Topeka, Kansas  66636-0001

                     Security Distributors, Inc.
                     One Security Benefit Place
                     Topeka, Kansas  66636-0001

11. Amendment of Agreement. No amendment to this Agreement shall be effective until approved by (a) a majority of the Board of Directors of the Company or a vote of the holders of a majority of the outstanding voting securities of the Institutional Class shares of the Series, and (b) a majority of the directors of the Company who are not parties to this Agreement or interested persons of any such party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                           SECURITY EQUITY FUND

                                           BY: THOMAS A. SWANK
                                               ---------------------------------
                                               Thomas A. Swank, President

ATTEST:

AMY J. LEE
------------------------------------
Amy J. Lee, Secretary

                                           SECURITY DISTRIBUTORS, INC.

                                           BY: MARK J. CARR
                                               --------------------------------
                                               Mark J. Carr, President

ATTEST:

AMY J. LEE
------------------------------------
Amy J. Lee, Secretary

                              SECURITY EQUITY FUND
                                  AMENDMENT TO
                   INSTITUTIONAL CLASS DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Company") and Security Distributors, Inc. (the "Distributor") are parties to an Institutional Class Distribution Agreement dated February 8, 2008 (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Company's Institutional Class of common stock;

WHEREAS, on August 15, 2008, the Board of Directors of the Company authorized the Company to offer its common stock of Alpha Opportunity Series in a new class designated as the Institutional Class, and approved an amendment to the
Institutional Class Distribution Agreement between the Company and the Distributor to include the sale of the Institutional Class of shares of the Alpha Opportunity Series.

NOW, THEREFORE, IT IS BY THE PARTIES HERETO AGREED that the Distribution Agreement is hereby amended to include the Institutional Class of shares of the Alpha Opportunity Series effective August 15, 2008.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Distribution Agreement this 18th day of August, 2008.

                                           SECURITY EQUITY FUND

                                           By:
                                               ---------------------------------
                                               Richard M. Goldman

ATTEST:

By:
    --------------------------------
    Amy J. Lee

                                           SECURITY DISTRIBUTORS, INC.

                                           By: --------------------------------
                                               Mark J. Carr

ATTEST:

By:
    --------------------------------
    Amy J. Lee

                              SECURITY EQUITY FUND
                                  AMENDMENT TO
                   INSTITUTIONAL CLASS DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Company") and Security Distributors, Inc. (the "Distributor") are parties to an Institutional Class Distribution Agreement dated February 8, 2008, as previously amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Company's Institutional Class of common stock;

WHEREAS, on November 21, 2008, the Board of Directors of the Company authorized the Company to offer its common stock in a new series designated as All Cap Growth Series, and approved an amendment to the Institutional Class Distribution Agreement between the Company and the Distributor to include the sale of the Institutional Class shares of the All Cap Growth Series.

NOW, THEREFORE, IT IS BY THE PARTIES HERETO AGREED that the Distribution Agreement is hereby amended to include the Institutional Class of shares of the All Cap Growth Series effective November 21, 2008.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Distribution Agreement this ___ day of _________, 2009.

                                           SECURITY EQUITY FUND

                                           By:
                                               ---------------------------------
                                               Cindy L. Shields, Vice President

ATTEST:

By:
    --------------------------------
    Amy J. Lee, Secretary

                                           SECURITY DISTRIBUTORS, INC.

                                           By:
                                               ---------------------------------
                                               Mark J. Carr, President

ATTEST:

By:
    --------------------------------
    Amy J. Lee, Secretary